Exhibit 99.1

Alberton Acquisition Corporation Announces Cash Contribution in connection with the Extension

New York, April 15, 2021 -- Alberton Acquisition Corporation (NASDAQ: ALAC, the “Company”) today announced that in light of the upcoming special shareholder meeting in lieu of the 2020 annual meeting of shareholders to be held on April 23, 2021, if the shareholders approves the proposal to extend the date by which the Company must complete its initial business combination from April 26, 2021 to October 26, 2021 or such earlier date as determined by the board (the “Extension”), for each public share that is not redeemed by the Company’s shareholders in connection with the Extension (collectively, the “Remaining Shares”, each, a “Remaining Share”), for each monthly period, or portion thereof during the Extension, it will deposit $0.06 per Remaining Share. If no shares are redeemed, the monthly payment to the trust account as additional interest will be $84,808.80, based on a commitment from its sponsor (the “Cash Contribution”).

The per-share pro rata portion of the trust account on March 18, 2021 (the “Record Date”) after taking into account taxes owed but not paid by such date (which is expected to be the same approximate amount two business days prior to the meeting) was approximately $10.97. If the Extension is approved and the Company takes the full six months to complete its initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $11.33, in comparison to the current redemption amount of $10.97 (solely based on redemption price as of the current Record Date).

On April 12, 2021, the U.S. Securities and Exchange Commission (the “SEC”) released a statement highlighting a number of important financial reporting considerations for SPACs, which among other matters included the accounting considerations for SPAC warrants. The Company is currently in the process of reassessing the accounting treatment of its warrants in accordance with the recent SEC guidance and its potential impact on the Company’s financial statements, including its historical financial statements. Although there has yet to be any conclusion or determination as of the date of this release, the Company is committed to ensuring compliance with its filing obligations under the Securities Exchange Act of 1934.

Additional Information about the Shareholder Meeting to be held on April 23, 2021

The Company has filed with the SEC a definitive proxy statement in connection with the Extension and other matters and, on or about March 26, 2021, mailed the definitive proxy statement and other relevant documents to the Company’s shareholders as of the March 18, 2021 record date for the Special Meeting. The Company’s shareholders and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including a supplement to the definitive proxy statement) that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, the Cash Contribution, the Extension and related matters. Shareholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC (including a supplement to the definitive proxy statement), without charge, at the SEC's website located at www.sec.gov or by directing a request to Advantage Proxy, Inc., the Company’s proxy solicitor, at (877) 870-8556 (banks and brokers can call collect at (206) 870-8565) or at ksmith@advantageproxy.com ..

About Alberton

Alberton is a British Virgin Islands blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, asset acquisition or other business combination with one or more businesses or entities. Alberton’s units, ordinary shares and warrants are currently listed on the Nasdaq Capital Market under the symbols “ALACU,” “ALAC” and “ALACW, respectively.

About SolarMax

SolarMax, a Nevada corporation, is an integrated solar energy company. Its principal executive offices are located at 3080 12th Street, Riverside, California 92507. SolarMax’ website is http://www.solarmaxtech.com. Any information contained on, or that can be accessed through, SolarMax’ website or any other website is not a part of this press release.

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Additional Information about the Proposed Business Combination and Where to Find It

Alberton filed with the SEC a registration statement on Form S-4 (file no. 333-251825) with a proxy statement containing information about the proposed business combination and the respective businesses of Alberton and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”) initially filed on December 30, 2020, and amended on February 10, 2021, and may be amended from time to time. Alberton will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. Alberton and SolarMax shareholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meetings to be held to approve the proposed transaction, because these documents will contain important information about Alberton, SolarMax and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to shareholders of Alberton and SolarMax as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about Alberton without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and other filings with the SEC can also be obtained, without charge, by directing a request to: Alberton Acquisition Corporation, Room 1001, 10/F, Capital Center, 151 Gloucester Road, Wanchai, Hong Kong.

Cautionary Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as "expects", "believes", "anticipates", "intends", "estimates", "seeks", "may", "might", "plan", "possible", "should" and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect Alberton management's current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the”Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alberton’s Form S-4, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, Alberton disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Company Contact:

Gateway Group, Inc.
ALAC@gatewayir.com